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                                                                     EXHIBIT 4.3

                       REGULATION S TEMPORARY GLOBAL NOTE

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE:
(1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (C) IT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR; AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY AND THE GUARANTORS THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) TO A PERSON WHO THE SELLER REASONABY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, (C) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT,
(D) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING AT LEAST $100,000 OF NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBISIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PRO-

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POSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH
TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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                                                                 CUSIP U2937AAA6
                                                               ISIN USU2937AAA61
                                                            Common Code 14522140


                     ENTRAVISION COMMUNICATIONS CORPORATION
                     (Incorporated in the State of Delaware)
                    8.125% SENIOR SUBORDINATED NOTES DUE 2009
                       REGULATION S TEMPORARY GLOBAL NOTE

         Entravision Communications Corporation, a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to holder upon presentation and surrender of this Regulation S Temporary Global Note the principal sum of THREE MILLION, EIGHT HUNDRED EIGHTY THOUSAND (U.S.$3,880,000) United States Dollars on March 15, 2009 and to pay interest thereon, from March 18, 2002 semiannually in arrears on March 15 and September 15 in each year, commencing September 15, 2002, at the rate of 8.125% per annum, until the principal hereof is paid or made available for payment; provided, however, that interest on this Regulation S Temporary Global Note shall be payable only after the issuance of the Regulation S Permanent Global Note. This Regulation S Temporary Global Note is one of a duly authorized issue of Notes of the Company designated as specified in the title hereof, issued and to be issued under the Indenture dated as of March 1, 2002 (the "Indenture") between the Company, the Guarantors, and Union Bank of California, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Indenture). A beneficial interest in this Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a person who takes delivery thereof in the form of a Definitive Note prior to: (a) the expiration of the Restricted Period and (b) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904. Until exchanged in full for Definitive Notes, this Regulation S Temporary Global Note shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Indenture as Definitive Notes authenticated and delivered thereunder, except that neither the holder hereof nor the beneficial owners of this Regulation S Temporary Global Note shall be entitled to receive payment of interest hereon.

         THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         All terms used in this Regulation S Temporary Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Unless the certificate of authentication hereon has been manually executed by an authorized signatory of the Trustee, this Regulation S Temporary Global Note shall not be entitled to any benefit under the Indenture or valid or obligatory for any purpose.

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         IN WITNESS WHEREOF, the Company has caused this Regulation S Temporary
Global Note to be duly executed in its corporate name by its duly authorized signatory under its corporate seal.

Dated:  March 18, 2002                 ENTRAVISION COMMUNICATIONS CORPORATION


                                       By:  /s/ Jeanette Tully
                                          --------------------------------------
                                         Name:  Jeanette Tully
                                         Title:   Chief Financial Officer,
                                         Executive Vice President and Treasurer

                                       By:  /s/ Michael G. Rowles
                                          --------------------------------------
                                         Name:  Michael G. Rowles
                                         Title:    Assistant Secretary

[CORPORATE SEAL]








CERTIFICATE OF AUTHENTICATION

This is one of the Securities described in the within-mentioned Indenture.

         Authenticated By or on Behalf of

         Union Bank of California, N.A.,
              as Trustee


         By:    /s/ Alison T. Braunstein
             -------------------------------------------
             Name:  Alison T. Braunstein
             Title: Assistant Vice President


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